Exhibit 99.1

Magenta Therapeutics Launches Proposed Public Offering

CAMBRIDGE, Mass. – April 29, 2019 – Magenta Therapeutics, Inc. (Nasdaq: MGTA), a clinical-stage biotechnology company developing novel medicines to bring the curative power of stem cell transplant to more patients, today announced that it has launched a proposed public offering of 4,250,000 shares of its common stock.

All shares of common stock will be offered by Magenta. Magenta expects to grant the underwriters a 30-day option to purchase up to an additional 637,500 shares of common stock. Magenta intends to use the net proceeds of the offering to advance its lead conditioning programs through preclinical studies and into Phase 1 clinical trials; to advance its first-line mobilization program, MGTA-145, through Phase 1 and into Phase 2 clinical trials; and to advance its cell therapy program, MGTA-456, through Phase 2 and into Phase 3 clinical trials. The remainder of the net proceeds will be used for research and development, working capital, and general corporate purposes. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

J.P. Morgan, Goldman Sachs & Co. LLC and Cowen are acting as joint book running managers for the offering. Wedbush PacGrow is acting as lead manager for the offering.

The proposed offering will be made only by means of a prospectus. A preliminary prospectus supplement and accompanying prospectuses relating to and describing the terms of this offering has been filed with the U.S. Securities and Exchange Commission (the “SEC”). When available, copies of the preliminary prospectus may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 866-803-9204; Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com; Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, telephone: 631-274-2806.

Important Information

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Magenta Therapeutics

Headquartered in Cambridge, Mass., Magenta Therapeutics is a clinical-stage biotechnology company developing novel medicines for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of unmet need, Magenta Therapeutics is pioneering an integrated approach to allow more patients to receive one-time, curative therapies by making the process more effective, safer and easier.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to Magenta’s ability to complete the financing and its use of proceeds. These and other risks are discussed in Magenta’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on March 19, 2019, and its periodic reports on Form 10-Q and Form 8-K, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. Moreover, except as required by law, neither Magenta nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements included in this press release. Any forward-looking statement included in this press release speaks only as of the date on which it was made. Magenta undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact

Magenta Therapeutics:

Manisha Pai, Vice President, Communications & Investor Relations

617-510-9193

mpai@magentatx.com

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